UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2009

WINDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32422	20-0792300
(Commission File Number)	(IRS Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas 72212

(Address of Principal Executive Offices, Including Zip Code)

(501) 748-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 2, 2009, the Compensation Committee of the Board of Directors of Windstream Corporation (“Windstream” or the “Company”) adopted new forms of restricted share agreements used by the Company to evidence grants of equity incentive compensation to executive officers under the Windstream Corporation 2006 Equity Incentive Plan. The revised forms of restricted share agreements made the following changes to the forms of restricted share agreements used in prior periods:

(1) Amended Section 8 of the agreement to require an acknowledgement from each grantee of an equity award that neither the agreement nor any other prior agreement under any equity compensation plan of the Company or its subsidiaries has created or shall create (i) a contractual, equitable, or other right to receive future grants of equity awards, or other benefits in lieu of equity awards, or (ii) a fiduciary duty or other comparable duty of trust or confidence owed to the grantee by the Company and its affiliates and their respective officers, directors, employees, agents or contractors;

(2) Amended the performance-based restricted share agreement to specify that the Performance Measure for the fiscal year ending December 31, 2009 shall be based on the Company’s operating income before depreciation and amortization and shall be satisfied if the Company’s OIBDA for such period is equal to or greater than $1,443.6 million.

The foregoing description of the revised restricted share agreements is qualified in its entirety by reference to the full text of the restricted share agreements for executive officers, which are filed as Exhibits 10.1 to 10.2 and are incorporated herein.

ITEM 5.03.	Amendment to Articles of Incorporation or Bylaws; Changes to Fiscal Year.

Effective February 3, 2009, the Board of Directors of the Company adopted an amendment to the Bylaws of the Company. The amendment modified Section 4 of Article II of the Bylaws to allow notice of any meeting of stockholders to be delivered to stockholders by a form of electronic transmission consented to by the stockholder to whom the notice is given. The amendment also modified section 2 of Article IV of the Bylaws to remove the requirement that officers be elected annually by the board of directors at its first meeting after each annual meeting of stockholders or as soon thereafter as is convenient and to provide instead that the officers be elected annually.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, which are filed as Exhibits 3.2 and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 3.2	Amended and Restated Bylaws, amended as of February 3, 2009

Exhibit 10.1	Form of Restricted Shares Agreement (Officers: Restricted Stock) entered into between Windstream Corporation and its executive officers.

Exhibit 10.2	Form of Restricted Shares Agreement (Officers: Performance-Based Restricted Stock) entered into between Windstream Corporation and its executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
John P. Fletcher
Executive Vice President and General Counsel

Dated: February 6, 2009

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